Exhibit 99.1

AeroVironment Announces Fiscal 2025 Second Quarter Results

ARLINGTON, VA, December 4, 2024 — AeroVironment, Inc. (“AeroVironment” or the “Company”) reported today financial results for the fiscal second quarter ended October 26, 2024.

Second Quarter Highlights:

●	Record second quarter revenue of $188.5 million up 4% year-over-year
●	Second quarter net income of $7.5 million and non-GAAP adjusted EBITDA of $25.9 million
●	Funded backlog of $467.1 million as of October 26, 2024
●	Announced its entry into an agreement for the acquisition of BlueHalo in an all-stock transaction with an enterprise value of approximately $4.1 billion

“AeroVironment continues to deliver strong results, including record second-quarter revenue along with a healthy funded backlog that is 25% higher than the prior quarter,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “Key wins from our Loitering Munition Systems segment continue to drive growth for the company.”

“We expect our proposed acquisition of BlueHalo to further advance our growth opportunities with a highly complementary portfolio of products, customers and capabilities in key defense space and intelligence sectors and establish AeroVironment as the next generation defense technology company for our customers. We look forward to continued momentum beyond fiscal year 2025.”

FISCAL 2025 SECOND QUARTER RESULTS

Revenue for the second quarter of fiscal 2025 was $188.5 million, an increase of 4% as compared to $180.8 million for the second quarter of fiscal 2024, reflecting higher product sales and service revenue of $5.5 million and $2.2 million, respectively. From a segment standpoint, the year-over-year increase was due to revenue growth in Loitering Munitions Systems (“LMS”) of 157% and MacCready Works (“MW”) of 42%, partially offset by a decrease in UnCrewed Systems (“UxS”) of 35%.

Gross margin for the second quarter of fiscal 2025 was $73.6 million, a decrease of 2% as compared to $75.4 million for the second quarter of fiscal 2024, reflecting lower product gross margin of $2.6 million, partially offset by higher service margin of $0.9 million. As a percentage of revenue, gross margin decreased to 39% from 42%, primarily due to an increase in the proportion of LMS product revenue and an increase of $0.5 million of intangible amortization expense, partially offset by favorable LMS contract definitizations.

Income from operations for the second quarter of fiscal 2025 was $7.0 million as compared to $25.2 million for the second quarter of last fiscal year. The decrease year-over-year was due to an increase in selling, general and administrative (“SG&A”) expense of $9.8 million, which includes an increase of $2.5 million of acquisition related expenses, an increase in research and development (“R&D”) expense of $6.7 million and a decrease in gross margin of $1.7 million.

Other loss, net, for the second quarter of fiscal 2025 was $0.7 million, as compared to $4.8 million for the second quarter of last fiscal year. The decrease in other loss, net was primarily due to a decrease in net interest expense and a decrease in net unrealized losses on investment holdings.

Benefit from income taxes for the second quarter of fiscal 2025 was $(0.2) million, as compared to provision for income taxes of $1.1 million for the second quarter of last fiscal year.

Net income for the second quarter of fiscal 2025 was $7.5 million, or $0.27 per diluted share, as compared to $17.8 million, or $0.66 per diluted share, in the prior-year period, respectively.

Non-GAAP adjusted EBITDA for the second quarter of fiscal 2025 was $25.9 million and non-GAAP earnings per diluted share were $0.47, as compared to $39.5 million and $0.97, respectively, for the second quarter of fiscal 2024.

BACKLOG

As of October 26, 2024, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $467.1 million, as compared to $400.2 million as of April 30, 2024.

FISCAL 2025 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2025, the Company continues to expect revenue of between $790 million and $820 million, non-GAAP adjusted EBITDA of between $143 million and $153 million and non-GAAP earnings per diluted share of between $3.18 and $3.49.

This guidance does not include the forecasted financial results associated with the anticipated acquisition of BlueHalo or certain acquisition related expenses which are contingent upon the consummation of the acquisition. The Company cannot provide guidance for or reconciliation to GAAP net income or earnings per diluted share without unreasonable efforts due to the inherent difficulty of forecasting the timing and/or amount of the acquisition related expenses that have not yet occurred (and have been excluded from the adjusted measures). Acquisition related expenses for the fiscal year ending April 30, 2025, which are expected to be significant, will be materially impacted by the timing of the close of the acquisition and, amongst other factors, shareholder approval, required regulatory approval processes including Hart Scott Rodino and certain other international regulatory approvals, which are, in part, outside the control of the Company. As the Company cannot predict the amount or timing of acquisition related expenses with a reasonable degree of accuracy, the Company believes such reconciliation could imply a degree of precision that might be confusing or misleading to investors.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Wednesday, December 4, 2024, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Kevin P. McDonnell, senior vice president and chief financial officer and Jonah Teeter-Balin, vice president corporate development and investor relations, will host the call.

Investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL: https://register.vevent.com/register/BI6646c8fb19cd4a6dbb219f3d7ab00889

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the second quarter fiscal year 2025 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (NASDAQ: AVAV) provides technology solutions at the intersection of robotics, sensors, software analytics and connectivity that deliver more actionable intelligence so you can Proceed with Certainty. Headquartered in Virginia, AeroVironment is a global leader in intelligent, multi-domain robotic systems, and serves defense, government and commercial customers. For more information, visit www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; our ability to win U.S. and international government R&D and procurement programs; changes in the timing and/or amount of government spending, including due to continuing resolutions; adverse impacts of a U.S. government shutdown; our ability to consummate the acquisition of BlueHalo and realize the anticipated benefits of the transaction; our reliance on limited relationships to fund our development of HAPS UAS; our ability to execute contracts for anticipated sales, perform under such contracts and other existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with such regulatory requirements; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; our ability to increase production capacity to support anticipated growth; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions; or litigation that may arise from our pending acquisition of BlueHalo; our ability to respond and adapt to legal, regulatory and government budgetary changes, including those resulting from the impact of pandemics and similar outbreaks; our ability to comply with the covenants in our loan documents; and our merger agreement with BlueHalo; our ability to attract and retain skilled employees; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This press release references the proposed transaction between the Company and BlueHalo. In connection with the proposed transaction, the Company will file with the SEC a registration statement on Form S-4, which will include a proxy statement and a prospectus, to register the shares of the Company stock that will be issued to BlueHalo’s shareholders (the “Proxy and Registration Statement”), as well as other relevant documents regarding the proposed transaction. INVESTORS ARE URGED TO READ IN THEIR ENTIRETY THE PROXY AND REGISTRATION STATEMENT REGARDING THE TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.

A free copy of the Proxy and Registration Statement, as well as other filings containing information about the Company, may be obtained at the SEC’s website (http://www.sec.gov). You will also be able to obtain these documents, free of charge, from the Company at https://investor.avinc.com/ or by emailing ir@avinc.com.

PARTICIPANTS IN THE SOLICITATION

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies from its respective stockholders in respect of the proposed transactions contemplated by the Proxy and Registration Statement. Information regarding the persons who are, under the rules of the SEC, participants in the solicitation of the stockholders of the Company in connection with the proposed transactions, including a description of their direct or indirect interests, by security holdings or otherwise, will be set forth in the Proxy and Registration Statement when it is filed with the SEC. Information regarding the Company’s directors and executive officers is contained in its Annual Report on Form 10-K for the year ended April 30, 2024 and its Proxy Statement on Schedule 14A, dated August 12, 2024, which are filed with the SEC.

NO OFFER OR SOLICITATION

This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities or the solicitation of any vote in any jurisdiction pursuant to the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act. Subject to certain exceptions to be approved by the relevant regulators or certain facts to be ascertained, the public offer will not be made directly or indirectly, in or into any jurisdiction where to do so would constitute a violation of the laws of such jurisdiction, or by use of the mails or by any means or instrumentality (including without limitation, facsimile transmission, telephone and the internet) of interstate or foreign commerce, or any facility of a national securities exchange, of any such jurisdiction.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended		Six Months Ended
	October 26,	October 28,	October 26,	October 28,
	2024	2023	2024	2023

	(Unaudited)		(Unaudited)
Revenue:
Product sales	$151,231	$145,779	$310,735	$265,250
Contract services	37,227	35,037	67,206	67,913
	188,458	180,816	377,941	333,163
Cost of sales:
Product sales	87,052	79,032	172,571	140,640
Contract services	27,768	26,434	50,265	51,513
	114,820	105,466	222,836	192,153
Gross margin:
Product sales	64,179	66,747	138,164	124,610
Contract services	9,459	8,603	16,941	16,400
	73,638	75,350	155,105	141,010
Selling, general and administrative	37,916	28,147	71,711	51,974
Research and development	28,716	22,025	53,329	37,491
Income from operations	7,006	25,178	30,065	51,545
Other loss:
Interest expense, net	(690)	(1,950)	(929)	(3,958)
Other income (expense), net	16	(2,858)	(218)	(3,987)
Income before income taxes	6,332	20,370	28,918	43,600
(Benefit from) provision for income taxes	(221)	1,137	1,264	2,451
Equity method investment income (loss), net of tax	990	(1,393)	1,055	(1,414)
Net income	7,543	17,840	28,709	39,735
Net income per share
Basic	$0.27	$0.66	$1.03	$1.50
Diluted	$0.27	$0.66	$1.02	$1.50
Weighted-average shares outstanding:
Basic	28,009,963	26,865,763	27,985,425	26,479,168
Diluted	28,145,590	26,956,806	28,139,942	26,569,267

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	October 26,	April 30,
	2024	2024
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$68,960	$73,301
Accounts receivable, net of allowance for doubtful accounts of $92 at October 26, 2024 and $159 at April 30, 2024	73,935	70,305
Unbilled receivables and retentions	204,180	199,474
Inventories, net	139,698	150,168
Income taxes receivable	9,628	—
Prepaid expenses and other current assets	18,444	22,333
Total current assets	514,845	515,581
Long-term investments	22,942	20,960
Property and equipment, net	49,681	46,602
Operating lease right-of-use assets	32,502	30,033
Deferred income taxes	41,303	41,303
Intangibles, net	62,703	72,224
Goodwill	275,827	275,652
Other assets	19,282	13,505
Total assets	$1,019,085	$1,015,860
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$40,646	$48,298
Wages and related accruals	31,594	44,312
Customer advances	10,640	11,192
Current portion of long-term debt	—	10,000
Current operating lease liabilities	9,591	9,841
Income taxes payable	28	4,162
Other current liabilities	19,112	17,074
Total current liabilities	111,611	144,879
Long-term debt, net of current portion	15,000	17,092
Non-current operating lease liabilities	25,690	22,745
Other non-current liabilities	2,114	2,132
Liability for uncertain tax positions	5,603	5,603
Deferred income taxes	670	664
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at October 26, 2024 and April 30, 2024	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—28,205,237 shares at October 26, 2024 and 28,134,438 shares at April 30, 2024	4	4
Additional paid-in capital	604,225	597,646
Accumulated other comprehensive loss	(5,228)	(5,592)
Retained earnings	259,396	230,687
Total stockholders’ equity	858,397	822,745
Total liabilities and stockholders’ equity	$1,019,085	$1,015,860

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Six Months Ended
	October 26,	October 28,
	2024	2023

	(Unaudited)
Operating activities
Net income	$28,709	$39,735
Adjustments to reconcile net income to cash provided by (used in) operating activities:
Depreciation and amortization	17,854	15,387
(Gain) loss from equity method investments	(1,055)	1,414
Amortization of debt issuance costs	1,047	424
Provision for doubtful accounts	(67)	4
Reserve for inventory excess and obsolescence	2,032	8,338
Other non-cash expense, net	1,194	331
Non-cash lease expense	4,980	4,486
Gain (loss) on foreign currency transactions	32	(184)
Unrealized loss on available-for-sale equity securities, net	267	3,463
Deferred income taxes	—	(1,006)
Stock-based compensation	10,137	8,244
Loss on disposal of property and equipment	201	136
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(3,500)	15,553
Unbilled receivables and retentions	(4,684)	(35,175)
Inventories	7,485	(49,329)
Income taxes receivable	(9,636)	(5,735)
Prepaid expenses and other assets	(2,247)	(12,720)
Accounts payable	(7,624)	(6,105)
Other liabilities	(20,416)	(12,851)
Net cash provided by (used in) operating activities	24,709	(25,590)
Investing activities
Acquisition of property and equipment	(10,447)	(10,104)
Contributions in equity method investments	(1,183)	(1,875)
Acquisition of intangibles	—	(1,500)
Business acquisitions, net of cash acquired	—	(24,156)
Net cash used in investing activities	(11,630)	(37,635)
Financing activities
Principal payments of term loan	(28,000)	(55,000)
Holdback and retention payments for business acquisition	—	(500)
Proceeds from shares issued, net of issuance costs	—	88,437
Proceeds from long-term debt	15,000	—
Payment of debt issuance costs	(900)	(8)
Tax withholding payment related to net settlement of equity awards	(4,064)	(1,370)
Exercise of stock options	506	—
Other	(13)	(15)
Net cash (used in) provided by financing activities	(17,471)	31,544
Effects of currency translation on cash and cash equivalents	51	(270)
Net decrease in cash and cash equivalents	(4,341)	(31,951)
Cash and cash equivalents at beginning of period	73,301	132,859
Cash and cash equivalents at end of period	$68,960	$100,908
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$14,444	$11,054
Interest	$777	$4,818
Non-cash activities
Issuance of common stock for business acquisition	$—	$109,820
Change in foreign currency translation adjustments	$364	$(1,625)
Acquisitions of property and equipment included in accounts payable	$964	$915

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended October 26, 2024
	UxS	LMS	MW	Total
Revenue:
Product sales	$79,147	$71,930	$154	$151,231
Contract services	6,269	5,785	25,173	37,227
	$85,416	$77,715	$25,327	$188,458

Segment adjusted gross margin	$41,363	$30,157	$5,838

	Three Months Ended October 28, 2023
	UxS	LMS	MW	Total
Revenue:
Product sales	$120,955	$23,982	$842	$145,779
Contract services	11,818	6,267	16,952	35,037
	$132,773	$30,249	$17,794	$180,816

Segment adjusted gross margin	$65,613	$9,345	$3,604

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	October 26, 2024	October 28, 2023	October 26, 2024	October 28, 2023

Earnings per diluted share	$0.27	$0.66	$1.02	$1.50
Acquisition-related expenses	0.10	0.03	0.10	0.05
Amortization of acquired intangible assets	0.14	0.13	0.27	0.23
Equity method and equity securities investments activity, net	(0.04)	0.15	(0.03)	0.18
Earnings per diluted share as adjusted (non-GAAP)	$0.47	$0.97	$1.36	$1.96

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
(in millions)	October 26, 2024	October 28, 2023	October 26, 2024	October 28, 2023
Net income	$7.5	$17.8	$28.7	$39.7
Interest expense, net	0.7	2.0	0.9	4.0
Provision for income taxes	(0.2)	1.1	1.3	2.5
Depreciation and amortization	9.0	8.4	17.9	15.4
EBITDA (non-GAAP)	17.0	29.3	48.8	61.6
Stock-based compensation	5.6	5.0	10.1	8.2
Equity method and equity securities investments activity, net	(1.0)	3.9	(0.8)	4.9
Amortization of cloud computing arrangement implementation	0.6	0.2	1.3	0.3
Acquisition-related expenses	3.7	1.1	3.7	1.8
Adjusted EBITDA (non-GAAP)	$25.9	$39.5	$63.1	$76.8

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Earnings per Diluted Share

We exclude acquisition-related expenses, amortization of acquisition-related intangible assets, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Jonah Teeter-Balin

+1 (805) 520-8350 x4278

https://investor.avinc.com/contact-and-faq/contact-us